CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 239 to the Registration Statement of The Advisors' Inner Circle Fund II (Form N-1A: File No. 033-50718) of our report dated September 28, 2018, on the financial statements and financial highlights of Champlain Small Company Fund, Champlain Mid Cap Fund, Champlain Emerging Markets Fund, Reaves Utilities and Energy Infrastructure Fund, Frost Credit Fund, Frost Growth Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Mid Cap Equity Fund, Frost Total Return Bond Fund, Frost Municipal Bond Fund (eleven of the funds constituting The Advisors’ Inner Circle Fund II (the “Funds”)) included the Funds’ Annual Reports to shareholders for the year ended July 31, 2018.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

November 28, 2018